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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Cerus Corporation for the registration of 1,000,000 shares of its Common Stock and to the incorporation by reference therein of our report dated January 25, 2001, except for Note 10 as to which the date is February 12, 2001 with respect to the financial statements of Cerus Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Walnut Creek, California
May 21, 2001

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS